FORM N-SAR
Exhibit 77Q1(e)

ECLIPSE FUNDS
811-04847
For Period Ended 4/30/10

ECLIPSE FUNDS

AMENDMENT TO THE
AMENDED AND RESTATED MANAGEMENT AGREEMENT

This Amendment (the “Amendment”) to the Amended and Restated Management Agreement is made as of the 23rd day of October, 2009, by and between Eclipse Funds, a Massachusetts business trust (the “Trust”), and New York Life Investment Management LLC, a Delaware limited liability company (“NYLIM” or the “Manager”).

WHEREAS, the parties hereto have entered into an Amended and Restated Management Agreement dated August 1, 2008 (the “Management Agreement”); and

NOW, THEREFORE, for good and adequate consideration, the receipt of which is hereby acknowledged, the parties hereto agree to amend the Agreement to remove the MainStay Mid Cap Core Fund, effective as of the close of business on October 23, 2009, as follows:

1.	Schedule A of the Agreement is hereby deleted in its entirety and replaced with the attached Schedule A.

IN WITNESS WHEREOF, the parties have executed this Amendment to be effective as of the date first written above.

NEW YORK LIFE INVESTMENT MANAGEMENT LLC

By:           /s/ Barry A. Schub
Name:           Barry A. Schub
Title:           Executive Vice President

ECLIPSE FUNDS

By:           /s/ Stephen P. Fisher
Name:           Stephen P. Fisher
Title:           President

SCHEDULE A

(As of the close of business on October 23, 2009)

For all services rendered by the Manager hereunder, each Fund of the Trust shall pay the Manager and the Manager agrees to accept as full compensation for all services rendered hereunder, an annual fee equal to the following:

FUND	ANNUAL RATE
Balanced Fund	0.700% on assets up to $1 billion; 0.650% on assets from $1 to $2 billion; and 0.600% on assets in excess of $2 billion
Small Company Value Fund	0.850% on assets up to $1 billion; and 0.800% on assets in excess of $1 billion

ECLIPSE FUNDS

AMENDMENT TO THE
AMENDED AND RESTATED MANAGEMENT AGREEMENT

This Amendment (the “Amendment”) to the Amended and Restated Management Agreement is made as of the 30th day of October, 2009, by and between Eclipse Funds, a Massachusetts business trust (the “Trust”), and New York Life Investment Management LLC, a Delaware limited liability company (“NYLIM” or the “Manager”).

WHEREAS, the parties hereto have entered into an Amended and Restated Management Agreement dated August 1, 2008, as amended (the “Management Agreement”); and

NOW, THEREFORE, for good and adequate consideration, the receipt of which is hereby acknowledged, the parties hereto agree to amend the Agreement to reflect a name change for the Small Company Value Fund, effective as of the close of business on October 30, 2009, as follows:

Schedule A of the Agreement is hereby deleted in its entirety and replaced with the attached Schedule A.

IN WITNESS WHEREOF, the parties have executed this Amendment to be effective as of the date first written above.

NEW YORK LIFE INVESTMENT MANAGEMENT LLC

By:           /s/ Barry A. Schub
Name:           Barry A. Schub
Title:           Executive Vice President

ECLIPSE FUNDS

By:           /s/ _ Stephen P. Fisher
Name:           Stephen P. Fisher
Title:           President

SCHEDULE A
(As of the close of business on October 30, 2009)

For all services rendered by the Manager hereunder, each Fund of the Trust shall pay the Manager and the Manager agrees to accept as full compensation for all services rendered hereunder, an annual fee equal to the following:

FUND	ANNUAL RATE
Balanced Fund	0.700% on assets up to $1 billion; 0.650% on assets from $1 to $2 billion; and 0.600% on assets in excess of $2 billion
U.S. Small Cap Fund (formerly Small Company Value Fund)	0.850% on assets up to $1 billion; and 0.800% on assets in excess of $1 billion

[Missing Graphic Reference]
169 Lackawanna Avenue Parsippany, NJ 07054 www.mainstayfunds.com

As of August 1, 2009

Board of Trustees
Eclipse Funds
51 Madison Avenue
New York, NY 10010

Re:         Expense Limitation

Dear Board of Trustees:

(1)           This letter will confirm our intent that, in the event the annualized ratio of total ordinary operating expenses (excluding taxes, interest, litigation, extraordinary expenses, brokerage and other transaction expenses relating to the purchase or sale of portfolio investments and the fees and expenses of any other fund in which the Funds invest) to average daily net assets of each class of shares (the “Class”) for each series of The MainStay Funds listed below (the “Funds”), calculated daily in accordance with generally accepted accounting principles consistently applied, exceeds the percentage set forth below, we will waive a portion of a Fund’s management fees or reimburse the expenses of the appropriate Class of a Fund in the amount of such excess, consistent with the method set forth in Section (4) below:

FUND/CLASS	EXPENSE LIMIT

MainStay Mid Cap Core Fund
Investor Class	1.45%
Class A	1.35%
Class B	2.20%
Class C	2.20%
Class I	1.04%
Class R3	1.64%

MainStay Small Company Value Fund
Investor Class	1.63%
Class A	1.53%
Class B	2.38%
Class C	2.38%
Class I	1.17%
We authorize the Funds and their administrator to reduce our monthly management fees or reimburse the monthly expenses of the appropriate Class of a Fund to the extent necessary to effectuate the limitations stated in this Section (1), consistent with the method set forth in Section (4) below.  We authorize the Funds and their administrator to request funds from us as necessary to implement the limitations stated in this Section (1).  We will pay to the Fund or Class any such amounts, consistent with the method set forth in Section (4) below, promptly after receipt of such request.

(2)         The expense caps set forth in this Agreement are effective for a one-year period from August 1, 2009 through July 31, 2010.

(3)         The foregoing expense limitations supersede any prior agreement regarding expense limitations.  Each expense limitation is a calculated on an annual, not monthly, basis, and is based on the fiscal years of the Funds.  Consequently, if the amount of expenses accrued during a month is less than an expense limitation, the following shall apply: (i) we shall be reimbursed by the respective Class(es) in an amount equal to such difference, consistent with the method set forth in Section (4) below, but not in an amount in excess of any deductions and/or payments previously made during the year; and (ii) to the extent reimbursements are not made pursuant to Sub-Section (3)(i), the Class(es) shall establish a credit to be used in reducing deductions and/or payments which would otherwise be made in subsequent months of the year. We shall be entitled to recoupment from a Fund or Class of any fee waivers or expense reimbursements pursuant to this arrangement consistent with the method set forth in Section (4) below, if such action does not cause the Fund or Class to exceed existing expense limitations, and the recoupment is made within the year in which we incurred the expense.

(4)         Any amount of fees or expenses waived, paid or reimbursed pursuant to the terms of this Agreement shall be allocated among the Classes of shares of the Fund in accordance with the terms of the Fund’s multiple class plan pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended (the “18f-3 Plan”).  To this end, the benefit of any waiver or reimbursement of any management fee and any other “Fund Expense,” as such term is defined in the 18f-3 Plan, shall be allocated to all shares of the Fund based on net asset value, regardless of Class.

This Agreement shall in all cases be interpreted in a manner consistent with the requirements of Revenue Procedure 96-47, 1996-2 CB 338, and Revenue Procedure 99-40, I.R.B. 1999-46, 565 so as to avoid any possibility that a Fund is deemed to have paid a preferential dividend.  In the event of any conflict between any other term of this Agreement and this Section (4), this Section (4) shall control.

*        *        *

NEW YORK LIFE INVESTMENT MANAGEMENT LLC

By:    /s/ Barry Schub
Name: Barry Schub
Title:  Executive Vice President

ACKNOWLEDGED:

ECLIPSE FUNDS

By:       /s/ Stephen P. Fisher
Name: Stephen P. Fisher
Title: President

ECLIPSE FUNDS

AMENDMENT TO THE SUBADVISORY AGREEMENT

This Amendment (the “Amendment”) to the Subadvisory Agreement is made as of the 23rd day of October, 2009, by and between New York Life Investment Management LLC, a Delaware limited liability company (the “Manager”) and Madison Square Investors LLC, a Delaware limited liability company (the “Subadvisor”).

WHEREAS, the parties hereto have entered into a Subadvisory Agreement (the “Agreement”) dated as of January 1, 2009;

NOW, THEREFORE, for good and adequate consideration, the receipt of which is hereby acknowledged, the parties hereto agree to amend the Agreement as follows:

1.
Schedule A of the Agreement is hereby deleted in its entirety and replaced with the attached Schedule A, which reflects the removal of the MainStay Mid Cap Core Fund from the Schedule effective as of the close of business on October 23, 2009.

IN WITNESS WHEREOF, the parties have executed this Amendment to be effective as of the date first written above.

NEW YORK LIFE INVESTMENT MANAGEMENT LLC

By:           /s/ Barry A. Schub
Name:           Barry A. Schub
Title:           Executive Vice President

MADISON SQUARE INVESTORS LLC

By:           /s/ Tony H. Elavia
Name:           Tony H. Elavia
Title:           Chief Executive Officer

SCHEDULE A

(Revised as of the close of business on October 23, 2009)

As compensation for services provided by Subadvisor the Manager will pay the Subadvisor and
Subadvisor agrees to accept as full compensation for all services rendered hereunder, at an annual subadvisory fee equal to the following:

FUND NAME	ANNUAL RATE
Balanced Fund *	0.350% up to $1 billion; 0.325% from $1 billion to $2 billion; and 0.300% in excess of $2 billion**

The portion of the fee based upon the average daily net assets of the respective Fund shall be accrued daily at the rate of 1/(number of days in calendar year) of the annual rate applied to the daily net assets of the Fund.

Payment will be made to the Subadvisor on a monthly basis.

* For the Fund listed above, the Manager has agreed to waive a portion of the Fund’s management fee or reimburse the expenses of the appropriate class of the Fund so that the class’ total ordinary operating expenses do not exceed certain amounts.  These waivers or expense limitations may be changed with Board approval.  To the extent the Manager has agreed to waive its management fee or reimburse expenses, Madison Square Investors LLC, as Subadvisor for this Fund, has voluntarily agreed to waive or reimburse its fee proportionately.

**The Subadvisor manages the equity portion of the Balanced Fund.  The annual rate is based on the percentage of the Subadvisor’s Allocated Assets constituting the Series’ average daily net assets.

ECLIPSE FUNDS, ECLIPSE FUNDS INC., THE MAINSTAY FUNDS AND
MAINSTAY VP SERIES FUND, INC.

AMENDMENT TO THE SUBADVISORY AGREEMENT

This Amendment to the Subadvisory Agreement, is made as of the 30th day of October 2009, between New York Life Investment Management LLC, a Delaware limited liability company (the “Manager”) and Epoch Investment Partners, Inc., a Delaware corporation (the “Subadvisor”).
WHEREAS, the Manager and the Subadvisor are parties to a Subadvisory Agreement, dated June 29, 2009, as amended (“Agreement”); and

WHEREAS, the parties hereby wish to amend the Agreement to add the MainStay U.S.  Small Cap Fund, a series of Eclipse Funds.

NOW, THEREFORE, the parties agree as follows:

(i)	Schedule A is hereby amended by deleting it in its entirety and replacing it with the Schedule attached hereto.

IN WITNESS WHEREOF, the parties have executed this Amendment to be effective as of the date first written above.

NEW YORK LIFE INVESTMENT MANAGEMENT LLC

By:  /s/ Barry A. Schub
Name:  Barry A. Schub
Title:    Executive Vice President

EPOCH INVESTMENT PARTNERS, INC.

By: /s/ Timothy Taussig____________
Name: Timothy Taussig
Title:   Chief Operating Officer

SCHEDULE A
(Revised as of close of business on October 30, 2009)

As compensation for services provided by Subadvisor with respect to each of the following Series the Manager will pay the Subadvisor and Subadvisor agrees to accept as full compensation for services rendered hereunder, an annual subadvisory fee with respect to such Series equal to the following:

SERIES	ANNUAL RATE
MainStay Epoch U.S. All Cap Fund1	0.425% on assets up to $500 million; 0.4125% on assets from $500 million to $1 billion; and 0.40% on assets over $1 billion
MainStay Small Cap Growth Fund1, 2	0.425% on assets up to $1 billion; and 0.40% on assets over $1 billion
MainStay Income Builder Fund1, 3 (formerly Total Return Fund)	50% of the effective gross management fee
MainStay U.S. Small Cap Fund1, 2 (formerly MainStay Small Company Value Fund)	0.425% on assets up to $1 billion; and 0.40% on assets over $1 billion
MainStay VP Developing Growth Portfolio1	0.400% on assets up to $200 million; 0.375% on assets from $200 million to $500 million; 0.3625% on assets from $500 million to $1 billion; and 0.350% on assets over $1 billion
MainStay VP Total Return Portfolio1, 4	50% of the effective gross management fee

The fee based upon the average daily net assets of the respective Series, unless otherwise noted, shall be accrued daily at the rate of 1/(number of days in calendar year) of the annual rate applied to the daily net assets of the Series.

Payment will be made to the Subadvisor on a monthly basis.

1
Effective three years after the date of this Agreement, the Subadvisor will equally share in any modifications to the management fee or management fee breakpoints for the Series that are implemented subsequent to the date of this Agreement.

2
With respect to the MainStay Small Cap Growth Fund and MainStay U.S. Small Cap Fund, to the extent that the net management fee ratio for the Fund is less than the subadvisory fee ratio due to total net expense limitation reimbursements, the Subadvisor has agreed to receive an amount equal to the net management fees.

3
Based on the percentage of the Subadvisor’s Allocated Assets constituting the Series’ average daily net assets. For reference, the management fee schedule for MainStay Income Builder Fund is 0.64% on assets up to $500 million; 0.60% on assets between $500 million and $1 billion; and 0.575% on assets over $1 billion.

4
Based on the percentage of the Subadvisor’s Allocated Assets constituting the Series’ average daily net assets.  For reference, the management fee schedule for MainStay VP Total Return Portfolio is 0.57% on assets up to $1 billion and 0.55% on assets over $1 billion.

ECLIPSE FUNDS, ECLIPSE FUNDS INC., THE MAINSTAY FUNDS,
MAINSTAY FUNDS TRUST AND MAINSTAY VP SERIES FUND, INC.

AMENDMENT TO THE SUBADVISORY AGREEMENT

This Amendment to the Subadvisory Agreement, is made as of the 10th day of November 2009, between New York Life Investment Management LLC, a Delaware limited liability company (the “Manager”) and Epoch Investment Partners, Inc., a Delaware corporation (the “Subadvisor”).
WHEREAS, the Manager and the Subadvisor are parties to a Subadvisory Agreement, dated June 29, 2009, as amended (“Agreement”); and

WHEREAS, the parties hereby wish to amend the Agreement to add the MainStay Epoch Global Choice Fund, MainStay Epoch Global Equity Yield Fund, MainStay Epoch International Small Cap Fund and MainStay Epoch U.S. Equity Fund, each a series of the MainStay Funds Trust.

NOW, THEREFORE, the parties agree as follows:

(ii)	Schedule A is hereby amended by deleting it in its entirety and replacing it with the Schedule attached hereto.

IN WITNESS WHEREOF, the parties have executed this Amendment to be effective as of the date first written above.

NEW YORK LIFE INVESTMENT MANAGEMENT LLC

By:  /s Barry A. Schub
Name:  Barry A. Schub
Title:    Executive Vice President

EPOCH INVESTMENT PARTNERS, INC.

By: /s/ Timothy Taussig___________
Name: Timothy Taussig
Title:   Chief Operating Officer

SCHEDULE A
(Revised as of November 10, 2009)

As compensation for services provided by Subadvisor with respect to each of the following Series the Manager will pay the Subadvisor and Subadvisor agrees to accept as full compensation for services rendered hereunder, an annual subadvisory fee with respect to such Series equal to the following:

SERIES	ANNUAL RATE
MainStay Epoch Global Choice Fund	0.50% on all assets
MainStay Epoch Global Equity Yield Fund	0.35% on all assets
MainStay Epoch International Small Cap Fund	0.55% on all assets
MainStay Epoch U.S. All Cap Fund2	0.425% on assets up to $500 million; 0.4125% on assets from $500 million to $1 billion; and 0.40% on assets over $1 billion
MainStay Epoch U.S. Equity Fund	0.40% on all assets
MainStay Small Cap Growth Fund1, 2	0.425% on assets up to $1 billion; and 0.40% on assets over $1 billion
MainStay U.S. Small Cap Fund1, 2 (formerly Small Company Value Fund)	0.425% on assets up to $1 billion; and 0.40% on assets over $1 billion
MainStay Income Builder Fund2, 3 (formerly Total Return Fund)	50% of the effective gross management fee
MainStay VP Developing Growth Portfolio2	0.400% on assets up to $200 million; 0.375% on assets from $200 million to $500 million; 0.3625% on assets from $500 million to $1 billion; and 0.350% on assets over $1 billion
MainStay VP Total Return Portfolio2,4	50% of the effective gross management fee

The fee based upon the average daily net assets of the respective Series, unless otherwise noted, shall be accrued daily at the rate of 1/(number of days in calendar year) of the annual rate applied to the daily net assets of the Series.

Payment will be made to the Subadvisor on a monthly basis.

1
With respect to the MainStay Small Cap Growth Fund and MainStay U.S. Small Cap Fund, to the extent that the net management fee ratio for the Fund is less than the subadvisory fee ratio due to total net expense limitation reimbursements, the Subadvisor has agreed to receive an amount equal to the net management fees.

2
Effective three years after the date of this Agreement, the Subadvisor will equally share in any modifications to the management fee or management fee breakpoints for the Series that are implemented subsequent to the date of this Agreement.

3
Based on the percentage of the Subadvisor’s Allocated Assets constituting the Series’ average daily net assets. For reference, the management fee schedule for MainStay Income Builder Fund is 0.64% on assets up to $500 million; 0.60% on assets between $500 million and $1 billion; and 0.575% on assets in excess of $1 billion.

4
Based on the percentage of the Subadvisor’s Allocated Assets constituting the Series’ average daily net assets.  For reference, the management fee schedule for MainStay VP Total Return Portfolio is 0.57% on assets up to $1 billion and 0.55% on assets in excess of $1 billion.

ECLIPSE FUNDS, ECLIPSE FUNDS INC., THE MAINSTAY FUNDS,
MAINSTAY FUNDS TRUST AND MAINSTAY VP SERIES FUND, INC.

AMENDMENT TO THE SUBADVISORY AGREEMENT

This Amendment to the Subadvisory Agreement, is made as of the 20th day of November 2009, between New York Life Investment Management LLC, a Delaware limited liability company (the “Manager”) and Epoch Investment Partners, Inc., a Delaware corporation (the “Subadvisor”).
WHEREAS, the Manager and the Subadvisor are parties to a Subadvisory Agreement, dated June 29, 2009, as amended (“Agreement”); and

WHEREAS, the parties hereby wish to amend the Agreement to reflect a name change for the MainStay VP Developing Growth and MainStay VP Total Return Portfolios, each a series of the MainStay VP Series Fund, Inc.

NOW, THEREFORE, the parties agree as follows:

(iii)	Schedule A is hereby amended by deleting it in its entirety and replacing it with the Schedule attached hereto.

IN WITNESS WHEREOF, the parties have executed this Amendment to be effective as of the date first written above.

*     *     *

NEW YORK LIFE INVESTMENT MANAGEMENT LLC

By:  /s/ Barry A. Schub
Name:  Barry A. Schub
Title:    Executive Vice President

EPOCH INVESTMENT PARTNERS, INC.

By: /s/ Timothy Taussig____________
Name: Timothy Taussig
Title:   Chief Operating Officer

SCHEDULE A
(Revised as of November 20, 2009)

As compensation for services provided by Subadvisor with respect to each of the following Series the Manager will pay the Subadvisor and Subadvisor agrees to accept as full compensation for services rendered hereunder, an annual subadvisory fee with respect to such Series equal to the following:

SERIES	ANNUAL RATE
MainStay Epoch Global Choice Fund	0.50% on all assets
MainStay Epoch Global Equity Yield Fund	0.35% on all assets
MainStay Epoch International Small Cap Fund	0.55% on all assets
MainStay Epoch U.S. All Cap Fund2	0.425% on assets up to $500 million; 0.4125% on assets from $500 million to $1 billion; and 0.40% on assets over $1 billion
MainStay Epoch U.S. Equity Fund	0.40% on all assets
MainStay Small Cap Growth Fund1, 2	0.425% on assets up to $1 billion; and 0.40% on assets over $1 billion
MainStay U.S. Small Cap Fund1, 2 (formerly Small Company Value Fund)	0.425% on assets up to $1 billion; and 0.40% on assets over $1 billion
MainStay Income Builder Fund2, 3 (formerly Total Return Fund)	50% of the effective gross management fee
MainStay VP U.S. Small Cap Portfolio2 (formerly Developing Growth Portfolio)	0.400% on assets up to $200 million; 0.375% on assets from $200 million to $500 million; 0.3625% on assets from $500 million to $1 billion; and 0.350% on assets over $1 billion
MainStay VP Income Builder Portfolio2,4 (formerly Total Return Portfolio)	50% of the effective gross management fee

The fee based upon the average daily net assets of the respective Series, unless otherwise noted, shall be accrued daily at the rate of 1/(number of days in calendar year) of the annual rate applied to the daily net assets of the Series.

Payment will be made to the Subadvisor on a monthly basis.

1
With respect to the MainStay Small Cap Growth Fund and MainStay U.S. Small Cap Fund, to the extent that the net management fee ratio for the Fund is less than the subadvisory fee ratio due to total net expense limitation reimbursements, the Subadvisor has agreed to receive an amount equal to the net management fees.

2
Effective three years after the date of this Agreement, the Subadvisor will equally share in any modifications to the management fee or management fee breakpoints for the Series that are implemented subsequent to the date of this Agreement.

3
Based on the percentage of the Subadvisor’s Allocated Assets constituting the Series’ average daily net assets. For reference, the management fee schedule for MainStay Income Builder Fund is 0.64% on assets up to $500 million; 0.60% on assets between $500 million and $1 billion; and 0.575% on assets over $1 billion.

4
Based on the percentage of the Subadvisor’s Allocated Assets constituting the Series’ average daily net assets.  For reference, the management fee schedule for MainStay VP Income Builder Portfolio is 0.57% on assets up to $1 billion and 0.55% on assets over $1 billion.